As filed with the Securities and Exchange Commission on February 28, 2012

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NETLIST, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-4812784
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

51 Discovery, Suite 150

Irvine, CA 92618

(Address of Principal Executive Offices) (Zip Code)

Amended and Restated 2006 Equity Incentive Plan of Netlist, Inc.

Employment Inducement Stock Option Award

 (Full title of the plans)

Chun K. Hong

President, Chief Executive Officer and Chairman of the Board

51 Discovery, Suite 150 Irvine, CA 92618

(949) 435-0025

(Address, including zip code and telephone number,

including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	1,200,000	(2)	$3.33	(3)	$3,996,000	$457.94
Common Stock, par value $0.001 per share	150,000	(4)	$2.98	(5)	$447,000	$51.23
Total	1,350,000		$—		$4,443,000	$509.17

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions as provided in the above-referenced plans.

(2)	Represents shares available for grant, but not yet granted as of the date of this Registration Statement, under the Amended and Restated 2006 Equity Incentive Plan of Netlist, Inc.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act, based on the average of the high and low sales prices of the Company’s Common Stock on the Nasdaq Global Market on February 24, 2012.

(4)	Represents shares to be granted pursuant to an employment inducement stock option granted to Gerard Yeh.

(5)	Calculated pursuant to Rule 457(h) under the Securities Act. The price of $2.98 per share represents the exercise price per share for the Employment Inducement Stock Option Award to Gerard Yeh.

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers (i) an additional 1,200,000 shares of common stock, par value $0.001 per share (“Common Stock”), of Netlist, Inc. (the “Company”), that may be offered and sold under the Netlist, Inc. 2006 Equity Incentive Plan, as amended on June 2, 2010 (the “Plan”), and (ii) Common Stock for future issuance upon exercise of an employment inducement stock option granted outside the Plan.

With respect to the additional shares of Common Stock under the Plan, this Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 to register an additional 1,200,000 shares of Common Stock of the Company that may be offered and sold under the Plan.  The terms of the Plan provide that that the number of shares of Common Stock issuable pursuant to the Plan automatically increase on the first day of each calendar year by the number of shares equal to the lesser of (i) 5.0% of the issued and outstanding shares of Common Stock as of January 1 of each year and (ii) 1,200,000 shares.  This Registration Statement registers additional securities of the same class as other securities for which registration statements filed on this form relating to the same employee benefit plan are effective.  Pursuant to General Instruction E to Form S-8, the contents of the Company’s previously filed Registration Statements on Form S-8 relating to the Plan (Registration Nos. 333-139435, 333-146141, 333-151644, 333-161832, 333-165916, 333-168330, and 333-173646) filed with the Securities and Exchange Commission (the “Commission”) on December 18, 2006, September 18, 2007, June 13, 2008, September 10, 2009, April 6, 2010, July 27, 2010, and April 21, 2011 respectively, are hereby incorporated by reference herein to the extent not otherwise amended or superseded by the contents hereof.

With respect to the Common Stock underlying an employment inducement stock option, this Registration Statement on Form S-8 is filed to register a total of 150,000 shares of Common Stock of the Company for future issuance upon exercise of employment inducement stock options granted pursuant to a Stock Option Agreement dated as of January 20, 2012 between the Company and Gerard Yeh.

Part I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in this Part I of Form S-8 (plan information and registrant information) will be sent or given to the employees as specified by Rule 428(b)(1).  In accordance with the instructions of Part I of Form S-8, such documents will not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.  These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed with the United States Securities and Exchange Commission (“Commission”, “SEC”), are incorporated herein by reference as of their respective dates of filing, except for the portions thereof that are “furnished” rather than filed with the Commission (File No. 1-33170):

•                  the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

•                  the description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A filed with the Commission on November 27, 2006, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 6.  Indemnification of Directors and Officers.

The Company is incorporated under the laws of the State of Delaware.  Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.  The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

Section 145 of the Delaware General Corporation Law further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145 of the Delaware General Corporation Law.

Pursuant to the Company’s Restated Certificate of Incorporation, a director of the Company shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the Delaware General Corporation Law.  In addition, the Company’s Amended and Restated Bylaws provide for indemnification of directors, officers, employees and agents to the fullest extent permitted by Delaware law and authorize the Company to purchase and maintain insurance to protect itself and any director, officer, employee or agent of the Company or another business entity against any expense, liability, or loss, regardless of whether the Company would have the power to indemnify such person under its bylaws or Delaware law.

The Company has entered into indemnification agreements with each of its current directors and executive officers (the form of which is filed as Exhibit 10.12 to the Company’s Registration Statement No. 333-136735 on Form S-1 filed with the SEC on August 18, 2006, as amended).  These agreements will require the Company to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.  The Company also intends to enter into indemnification agreements with its future directors and executive officers.

Item 8.  Exhibits.

Reference is made to the Exhibit Index.

Item 9.  Undertakings.

(a)   The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)               to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)            to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)         to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)          That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 28th day of February, 2012.

NETLIST, INC.

By:	/s/ Chun K. Hong
Chun K. Hong
President, Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

We, the undersigned officers and directors of Netlist, Inc., hereby severally constitute and appoint Chun K. Hong and Gail Sasaki, each of them singly, our true and lawful attorneys-in-fact and agents with full power and authority to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and any additional registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the same offering contemplated by this Registration Statement, and to file the same, with exhibits and any and all other documents and instruments filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorneys-in-fact and agents, and each of them, full power and authority in the name and on behalf of each of the undersigned to do and to perform each and every act and thing requisite and necessary or advisable to be done in order to effectuate the same as fully as to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, and/or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CHUN K. HONG	President, Chief Executive Officer and Chairman of	February 28, 2012
Chun K. Hong	the Board (Principal Executive Officer)

/s/ GAIL SASAKI	Vice President and Chief Financial Officer (Principal	February 28, 2012
Gail Sasaki	Financial Officer and Principal Accounting Officer)

/s/ RICHARD J. CHAR	Director	February 28, 2012
Richard J. Char

/s/ THOMAS F. LAGATTA	Director	February 28, 2012
Thomas F. Lagatta

/s/ CLAUDE M. LEGLISE	Director	February 28, 2012
Claude M. Leglise

/s/ ALAN H. PORTNOY	Director	February 28, 2012
Alan H. Portnoy

INDEX TO EXHIBITS

4.1

Restated Certificate of Incorporation of Netlist, Inc. (Incorporated by reference to the Company’s registration statement on Form S-1 (No. 333-136735) filed with the Securities and Exchange Commission on October 23, 2006).

4.2

Amended and Restated Bylaws of Netlist, Inc. (Incorporated by reference to the Company’s registration statement on Form S-1 (No. 333-136735) filed with the Securities and Exchange Commission on October 23, 2006).

4.3

Amended and Restated 2006 Equity Incentive Plan of Netlist, Inc. (Incorporated by reference to exhibit 10.1 of the quarterly report on Form 10-Q of the registrant filed with the Securities and Exchange Commission on August 12, 2010).

4.4

Stock Option Agreement dated as of January 20, 2012 by and between the Company and Gerard Yeh.  (Incorporated by reference to exhibit 10.9 of the annual report on Form 10-K of the registrant filed with the Securities and Exchange Commission on February 28, 2012).

*5.1	Opinion of Morrison & Foerster LLP.

*23.1	Consent of KMJ Corbin & Company LLP.

*23.2	Consent of Morrison & Foerster LLP (included in Exhibit 5.1).

*24.1	Power of Attorney (included on signature page hereto).

* Filed herewith